EXHIBIT 23.1

                  CONSENT AND REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANT

         WE HEREBY consent to the use in this Registration Statement of our report dated December 1, 1999, relating to the financial statements of iNet Technology Group Incorporated (Successor to Technology Consultants, Inc.) and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ CARR, RIGGS & INGRAM, LLP
-----------------------------
CARR, RIGGS & INGRAM, LLP
Certified Public Accountants

Destin, Florida
January 7, 2000